SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): May 12, 1997


                         HANGER ORTHOPEDIC GROUP, INC.
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            (Exact name of Registrant as specified in its charter)

                 Delaware               1-10670         84-0904275
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       (State or other jurisdiction   (Commission     (IRS Employer
           of incorporation)          File Number)    Identification
                                                         Number)


            7700 Old Georgetown Road, Bethesda, Maryland    20814
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              (Address of principal executive offices)    (zip code)


      Registrant's telephone number, including area code: (301) 986-0701



                                Not Applicable
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         (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

     On May 12, 1997, Hanger Prosthetics & Orthotics, Inc. ("HPO"), a wholly-owned subsidiary of Hanger Orthopedic Group, Inc. (the "Company"), acquired substantially all of the assets of each of Fort Walton Orthopedic, Inc. ("Fort Walton") and Mobile Limb & Brace, Inc. ("Mobile Limb"). Fort Walton is a company primarily engaged in providing orthotic and prosthetic patient care services in the Fort Walton Beach, Florida area. Mobile Limb is a company primarily engaged in providing orthotic and prosthetic patient care services in the Mobile, Alabama area.

     Substantially all of the assets of each of Fort Walton and Mobile Limb were acquired by the Company, through HPO, pursuant to the terms of an Asset Purchase Agreement, dated as of May 8, 1997 (the "Agreement"), by and between HPO, Fort Walton, Mobile Limb and Frank Deckert, Ronald Deckert, Thomas Deckert, Robert Deckert and Charles Lee (collectively, the "Shareholders"). The aggregate purchase price paid by the Company to Fort Walton and Mobile
Limb under the Agreement was $3,815,000, consisting of $2,565,000 in cash, $750,000 in a five-year promissory note bearing interest at 8.25% per annum and the issuance of $500,000 worth of Common Stock of the Company based upon the average of the closing sales prices of the Company Common Stock as reported on the American Stock Exchange for the two business days immediately prior to the closing on May 12, 1997. The purchase price is subject to increase in the event the business conducted by the Company with the purchased assets exceeds certain minimum net sales amounts during the five year period immediately following the closing of these acquisitions, with such minimum net sales amount being $2,500,000 for the first year after such closing and thereafter increasing each year up to a minimum net sales amount of $3,660,250 for the fifth year after the closing. The Company also assumed certain liabilities of each of Fort Walton and Mobile Limb, including Fort Walton's leases at its three offices, with one such office being located in Fort Walton Beach, Florida and two offices being located in Pensacola, Florida and Mobile Limb's lease at its one office in Mobile, Alabama. A copy of the Agreement is filed as an exhibit to this report. The Company's acquisition loan facility with Banque Paribas was used to finance the purchase of the assets of each of Fort Walton and Mobile Limb.

     The Company plans to continue to employ Fort Walton's 20 employees, of whom 5 are certified orthotists and/or prosthetists, 8 are technicians and 7 are administrative employees. The Company also plans to continue to employ Mobile Limb's 6 employees, of whom 2 are certified orthotists and/or prosthetists, 1 is an uncertified orthotist, 1 is a technician and 2 are administrative employees. The Company plans to maintain the assets purchased and related operations at Fort Walton's three current locations and Mobile Limb's one current location under leases assumed by the Company in this transaction.


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


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Businesses Acquired.
     (b) Pro Forma Financial Information.

     In accordance with Items 7(a)(4) and 7(b)(2) of Form 8-K, the financial statements of Fort Walton and Mobile Limb called for by Item 7(a) of Form 8-K and Rule 3-05 of Regulation S-X, and the pro forma financial information called for by Item 7(b) of Form 8-K and Article XI of Regulation S-X, will be filed by amendment as soon as practicable but not later than July 28, 1997. The Company presently plans to file such financial statements and information by the end of June 1997.

     (c) Exhibits.  The following exhibit is filed herewith in accordance with
Item 601 of Regulation S-K:


            Exhibit No.                          Document
            -----------                          --------
               2                                 Asset   Purchase   Agreement,
                                                 dated as of May 8,  1997,  by
                                                 and      between       Hanger
                                                 Prosthetics    &   Orthotics,
                                                 Inc., Fort Walton Orthopedic,
                                                 Inc.,  Mobile  Limb &  Brace,
                                                 Inc.   and   Frank   Deckert,
                                                 Ronald    Deckert,     Thomas
                                                 Deckert,  Robert  Deckert and
                                                 Charles Lee.


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

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: June 5, 1997                HANGER ORTHOPEDIC GROUP, INC.


                                  By:/s/RICHARD A. STEIN
                                     -------------------
                                     Richard A. Stein
                                     Vice President-Finance,
                                      Secretary and Treasurer


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